UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 5, 2009

iBASIS, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-27127	04-3332534
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 Second Avenue, Burlington, MA  01803

(Address of Principal Executive Offices) (Zip Code)

(781) 505-7500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           Base Salary Adjustments.  On November 5, 2009, the Compensation Committee of the Registrant’s Board of Directors approved  the lifting of a salary freeze that had been in effect as to the Registrant’s executive officers and, until October 1, 2009, employees generally.   Accordingly, the Compensation Committee approved, effective as of November 1, 2009, increased base salaries for our named executive officers (as used in Instruction 4 to Item 5.02 of Form 8-K) as follows: Ofer Gneezy, Chairman, President and Chief Executive Officer, $588,000; Gordon VanderBrug, Executive Vice President, $396,000; Richard Tennant, Chief Financial Officer and Senior Vice President Finance and Administration, $332,000; Mark S. Flynn, Chief Legal Officer and Corporate Secretary, $305,000; and Paul Floyd, Senior Vice President of Research & Development, Engineering and Operations, $297,000.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 9, 2009		iBASIS, INC.

	By:	/s/ Mark S. Flynn
Mark S. Flynn
Chief Legal Officer and Corporate Secretary